Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-91490 and 333-101881 of CheckFree Corporation on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of CheckFree Services Corporation 401(k) Plan for the six months ended December 31, 2006.
/s/ Deloitte & Touche LLP

June 28, 2007